As filed with the Securities and Exchange Commission on June 10, 2020

Registration No. 333-188115

Registration No. 333-206303

Registration No. 333-211784

Registration No. 333-219796

Registration No. 333-226049

Registration No. 333-232445

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188115

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-206303

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211784

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-219796

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-226049

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-232445

UNDER THE SECURITIES ACT OF 1933

STEMLINE THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	45-0522567
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

750 Lexington Avenue Eleventh Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Stemline Therapeutics, Inc. Amended and Restated 2004 Employee, Director and Consultant Stock Plan

Stemline Therapeutics, Inc. 2012 Equity Incentive Plan

Stemline Therapeutics, Inc. 2015 Employee Stock Purchase Plan

Stemline Therapeutics, Inc. 2016 Equity Incentive Plan

(Full title of plan)

Ivan Bergstein, M.D.
President and Chief Executive Officer

Stemline Therapeutics, Inc.

750 Lexington Avenue

Eleventh Floor

New York, New York 10022

(646) 502-2311

(Name, address and telephone number of agent for service)

Copies to:

Philip Richter Maxwell Yim Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 (212) 859-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of Stemline Therapeutics, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (File No. 333-188115), registering 3,483,566 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), filed with the Securities and Exchange Commission on April 24, 2013;

•	Registration Statement on Form S-8 (File No. 333-206303), registering 500,000 shares of Common Stock, filed with the Securities and Exchange Commission on August 11, 2015;

•	Registration Statement on Form S-8 (File No. 333-211784), registering 4,312,932 shares of Common Stock, filed with the Securities and Exchange Commission on June 2, 2016;

•	Registration Statement on Form S-8 (File No. 333-219796), registering 1,200,000 shares of Common Stock, filed with the Securities and Exchange Commission on August 8, 2017;

•	Registration Statement on Form S-8 (File No. 333-226049), registering 2,900,000 shares of Common Stock, filed with the Securities and Exchange Commission on July 2, 2018; and

•	Registration Statement on Form S-8 (File No. 333-232445), registering 2,500,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 28, 2019.

On June 10, 2020, pursuant to that certain Agreement and Plan of Merger, dated as of May 3, 2020, by and among the Company, Berlin-Chemie AG, a company formed under the laws of Germany (“Parent”), and Mercury Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), Purchaser merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, by filing these post-effective amendments, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these post-effective amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 10, 2020.

STEMLINE THERAPEUTICS, INC.

By:	/s/ Ivan Bergstein, M.D.
	Name:	Ivan Bergstein, M.D.
	Title:	President and Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.